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                                                                    EXHIBIT 99.1


                     EPICEDGE ANNOUNCES CARTER RESIGNATION

CARTER LEAVING TO PURSUE OTHER INTERESTS

AUSTIN, TX -- (INTERNET WIRE) -- 02/12/2003 -- EpicEdge, Inc. (AMEX: EDG), a leading information technology consulting firm, today announced the resignation of its Chief Executive Officer, Richard K. Carter, who also resigned as a director. Mr. Carter, an Austin entrepreneur, resigned to pursue other interests. The company announced that it will conduct a search for a new Chief Executive Officer, which it plans to complete over the next few months.

ABOUT EPICEDGE

EpicEdge, Inc. is a leading information technology consulting firm that helps state and local government agencies, as well as commercial enterprises, meet their business goals through implementation and support of client/server and Internet-enabled PeopleSoft enterprise resource planning software applications, custom Web application development, and strategic consulting. We deliver successful IT project-based services by combining the elements of market-leading products, highly skilled technical personnel, and proven project methodologies. Our business technology solutions help clients maximize ROI and lower their total cost of ownership.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the expectation of finding a new CEO. Future events may involve risks and uncertainties, including, but not limited to, our ability to locate and attract suitable candidates for CEO, and other risks detailed from time to time in the "Risk Factors" and "Investment Considerations" sections and elsewhere in our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.

Contact: Robert A. Jensen
Company: EpicEdge, Inc.
Title: Investor Relations
Phone: 512-261-3346
Email: bjensen@epicedge.com

Contact: Kasaundra Smith
Company: EpicEdge, Inc.
Title: Public Relations
Phone: 512-261-3346
Email: ksmith@epicedge.com


  "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding EpicEdge's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report
             or Form 10-K for the most recently ended fiscal year.